EXHIBIT 10.3

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of June 6, 2014 (this "Agreement"), by and among Cannabis Kinetics Corp., a Nevada corporation (the "Purchaser"), REM International, LLC, a Colorado limited liability company (“REM” or the “Company”), and Robert E. Matuszewski (the “Principal”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to acquire from REM, and REM desires to sell to the Purchaser, all or substantially all of the assets of REM upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Purchaser has determined that it is in the best interests of the Purchaser and its stockholders, and the Principal has determined that it is in the best interests of REM for the Purchaser to purchase the assets of REM (the "Asset Purchase") upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. CERTAIN DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified or referred to below:

"Affiliate" of any Person shall mean any Person which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" shall have the meaning set forth in the recitals.

“Alternative Transaction" shall have the meaning set forth in Section 6.4.

"Asset Purchase" shall have the meaning set forth in the recitals.

"Assets" shall have the meaning set forth in Section 2.1.

“Assigned Contracts” shall mean, to the extent identified on Schedule 2.1(vi), all Contracts, whether written or oral, with the Company’s vendors, suppliers or customers and any other Persons to which either the Company or the Principal is a party or to which the business of the Company is subject, including, without limitation, all customer orders and purchase orders for equipment and/or services to be rendered that are yet to be performed, fulfilled or completed and, in each case, any claim or right or any benefit thereunder or resulting therefrom including, without limitation, any right to indemnification.

“Assumed Liabilities” shall have the meaning set forth in Section 2.2.

"Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in Colorado are authorized or required to be closed.

"Cash Amount" shall mean $118,500.00 which shall be paid in cash to REM.

"Closing" shall have the meaning set forth in Section 3.1.

"Closing Date" shall have the meaning set forth in Section 3.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

"Company Approvals" shall have the meaning set forth in Section 4.5.

"Company Indemnified Parties" shall have the meaning set forth in Section 10.2.

"Contemplated Transactions" shall mean the Asset Purchase and the execution, delivery and performance of and compliance with this Agreement and all other agreements to be executed and delivered pursuant to this Agreement.

"Contract" shall mean all contracts, agreements, commitments, notes, bonds, deeds of trust, indentures, leases, mortgages, arrangements, instruments, documents of any nature or description that a Person is party to or obligated by.

"Damages" shall have the meaning set forth in Section 10.1.

"Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

"Excluded Assets" shall mean those assets of REM which are identified as excluded assets on Schedule 2.2.

"Governmental Body" shall mean any federal, state or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

"Intellectual Property" shall mean any and all: (a) invention registrations, (b) patents (including but not limited to design patents), patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, trademark rights, business identifiers, service marks, trade dress, logos, trade names, brand names and corporate names (and any deviations thereof), whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in any trademark offices throughout the world, (d) registered and unregistered copyrights in both published works and unpublished works (including but not limited to copyrights on designs) and registrations and applications for registration thereof, (e) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (f) all know-how, trade secrets and confidential or proprietary, technical and business information (including but not limited to ideas, pricing information, client lists and other data, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (g) whether or not confidential, technology (including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (h) all goodwill associated therewith accruing from the dates of first use thereof, and all rights associated with the foregoing, and (i) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party.

"IRS" shall mean the Internal Revenue Service.

"Laws" shall mean all applicable federal, state, local, regional or municipal laws, statutes, rules, regulations, ordinances, codes, decrees, judgments, orders or other legal requirements.

“Licenses” shall have the meaning provided in Section 2.1(iv).

"Parties" shall mean all of the Purchaser, the Company and the Principal.

"Party" shall mean any of the Purchaser, the Company or the Principal.

"Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated organization, other entity or Governmental Body.

"Purchase Price" shall have the meaning set forth in Section 2.4.

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 10.1.

"Records" shall have the meaning set forth in Section 2.1(v).

"Securities Act" shall mean the Securities Act of 1933, as amended.

"SEC " shall mean the United States Securities and Exchange Commission.

"Shares" shall mean 1,500,000 shares of common stock of the Purchaser.

"Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Body and shall include any transferee liability in respect of Taxes.

"Tax Returns" shall mean any federal, state, local or foreign return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

"Transaction Documents" shall mean, collectively, this Agreement and any and all agreements, exhibits, schedules, certificates, instruments and other documents contemplated hereby or executed and delivered in connection herewith.

"Unassumed Liabilities" shall mean, other than the Assumed Liabilities, any and all liabilities, duties and obligations of, and claims against or relating to, the Company or the Principal or the ownership, possession or use of any of the Assets prior to the Closing, whether accrued, unaccrued, absolute, contingent, known or unknown, asserted or unasserted and whether now existing or arising at any time prior to, at, or after the Closing (including, without limitation, all liabilities of the Company to any of its members, or to any employee, consultant, officer or director of the Company, or to their respective spouses and/or children and/or Affiliates, in any amount whatsoever, and all liabilities of the Company with respect to this Agreement or the Contemplated Transactions, including, without limitation, legal and accounting fees) and any Encumbrance upon any of the Assets.

1.2  Construction.

(a) As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the Party causing this Agreement or any part hereof to be drafted. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

(b) The Parties acknowledge that each Party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel of its own choosing. If any words or phrases are stricken or otherwise eliminated, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement.

2. PURCHASE AND SALE OF ASSETS.

2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing, REM shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from REM, all of the rights, title and interest in and to the assets of REM, other than the Excluded Assets, of every kind, nature and description, personal, tangible and intangible, including without limiting the generality of the foregoing,

(i) all of the Company’s Intellectual Property as identified on Schedule 2.1(i);

(ii) all inventory, equipment and those other physical assets necessary or reasonable to the operation of the business, all as identified on Schedule 2.1(ii);

(iii) all transferable prepayments, contractual deposits and other funds to be received for services to be performed after the Closing, including without limitation, REM’s accounts receivable, pre-paid items and cash, all as identified on Schedule 2.1(iii);

(iv) all licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any Governmental Body relating to the Assets, all of which have been identified on Schedule 2.1(iv) (the “Licenses”);

(v) all documents and records relating to the Assets (including without limitation, all employment and personnel records, technical design and know-how, sales data, customer lists, and all other information relating to customers, representatives, distributors and suppliers and other information including advertising materials) and copies of all accounting books, records, ledgers and electronic data processing materials (collectively, the “Records”); and

(vi) all the Assigned Contracts, all of which have been identified on Schedule 2.1(vi) (the “Assigned Contracts”).

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Purchaser pursuant to this Agreement are sometimes hereinafter collectively referred to as the “Assets”.

2.2 Liabilities.

(a) Other than the Assumed Liabilities, Purchaser shall not assume or otherwise be bound by or responsible or liable for any Unassumed Liability or any other liability, duty or obligation incurred by either the Company or the Principal or any liability, duty or obligation arising out of a breach, violation or default by the Company or the Principal of or under any Law or Contract (including any event occurring or fact or circumstance existing as of or prior to the Closing Date that, with the passage of time or the giving of notice or both, may become such a breach, violation or default).

(b) Purchaser will assume and pay all identified contractual liabilities associated with the Assets, including without limitation all obligations of the Company related to, pertaining to, or rising out of the Assigned Contracts, all obligations of REM arising out of express or implied warranties or state law, and obligations of REM arising out of any Contract between REM and any customers, representatives, dealers, distributors, suppliers or vendors, and such other liabilities, all as described on Schedule 2.2 (the “Assumed Liabilities”).

(c) The Company and Principal covenant and agree to pay, discharge, perform or exercise in good faith to dispute the Unassumed Liabilities and all remaining liabilities of the Company.

2.3 Transfer of Assets. The transfer of the Assets as herein contemplated shall be made by the Company, free and clear of all Encumbrances of any kind or nature and shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be reasonably necessary or appropriate to transfer, convey and assign the Assets to the Purchaser on the Closing Date as contemplated by this Agreement and as shall be requested by the Purchaser. The Company and/or the Principal shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Purchaser to transfer, convey, assign, and deliver to the Purchaser or to aid and assist the Purchaser in collecting and reducing to possession any and all of the Assets, or to vest in the Purchaser good, valid and legal and beneficial title to the Assets which had been owned by the Company prior to the Closing.

2.4 Purchase Price. The Purchaser shall pay to REM a purchase price for the Assets equal to (i) the Cash Amount and (ii) the Shares.

2.5 Allocation of Purchase Price. The Purchaser and the Company hereby agree that the Purchase Price to be payable by the Purchaser in connection with the sale and purchase of the Assets shall be allocated by the Purchaser and the Company as determined by the Company and as disclosed to the Purchaser in writing prior to Closing. Such agreed allocation will be intended to comply with Section 1060 of the Code, and the Parties hereby agree to report the transactions contemplated by this Agreement for federal and state income tax purposes in accordance with such allocation.

2.6 Clearance Certificates. To the extent required by Law and as reasonably requested by Purchaser as determined pursuant to its due diligence investigation, to relieve the Purchaser of any liability for unpaid sales or similar Taxes of the Company attributable to periods prior to the Closing Date, the Company shall, prior to the Closing Date, take all necessary action in order to obtain clearance certificates or similar documents from any applicable Tax authority and deliver such certificates and similar documentation to Purchaser at Closing.

2.7 Transfer Taxes. All municipal, county, state and federal sales and transfer Taxes incurred, if any, in connection with the transactions contemplated by this Agreement shall be the responsibility of, and paid promptly by, the Purchaser. Each Party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to any matter within its knowledge required in connection with the payment of any such Tax.

2.8 Registration Exemption. It is intended that the Shares to be issued pursuant to this Agreement will be issued pursuant to Section 3(b) or 4(2) of the Securities Act, and therefore shall not require registration under the Securities Act or any relevant state law.

3. THE CLOSING.

3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser, within five (5) Business Days after the date on which the conditions set forth in this Agreement shall be satisfied or duly waived, or such other place and date as the Purchaser and the Company may agree in writing (such date and time of the Closing is referred to herein as the "Closing Date").

3.2 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall deliver or cause to be delivered to each applicable Party (unless indicated below) the following:

(i) the Cash Amount;

(ii) the Shares; and

(iii) such other instruments and certificates as may be reasonably requested by the Company.

3.3 Deliveries by the Company at the Closing. At the Closing, the Company and the Principal shall deliver to the Purchaser the following:

(i) executed and acknowledged (if appropriate) assignments, bills of sale and/or certificates of title, dated as of the Closing Date, transferring to the Purchaser all of the Assets free and clear of all Encumbrances, each satisfactory to the Purchaser in form and substance;

(ii) the Company Approvals;

(iii) the Records;

(iv) an assignment by REM and the Principal, if applicable, of all right, title and interest in all Intellectual Property owned and/or used by the Company, all as identified on Schedule 2.1(i); and

(v) such other instruments and certificates as may be reasonably requested by the Purchaser.

3.4 Power of Attorney. Effective upon the Closing Date, the Company hereby irrevocably constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Company with full power of substitution, in the name of the Purchaser, or the name of the Company, on behalf of and for the benefit of the Purchaser, to collect all items being transferred, conveyed and assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of the Company which have been transferred to the Purchaser, to institute and prosecute, in the name of the Company or otherwise, all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets subject to the indemnification obligations under this Agreement, and to do all such acts and things in relation thereto as the Purchaser may deem reasonably advisable. The Company agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Company for any reason, including without limitation the direct or indirect dissolution of the Company or in any manner or for any reason. The Company further agrees that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Company shall promptly transfer and deliver to the Purchaser any cash or other property received by the Company after the Closing Date relating to the Assets.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Principal, jointly and severally, hereby make the following representations and warranties to the Purchaser:

4.1 Organization and Good Standing. The Company is a limited liability company duly organized and validly existing under the laws of Colorado. The Company has all requisite corporate or other power to own, operate and lease its Assets and carry on its business as the same is now being conducted. Complete and correct copies of the Articles of Organization and Operating Agreement of the Company, as currently in effect, have been delivered to the Purchaser.

4.2 Capitalization of the Company. REM is owned 100% by the Principal on a fully-diluted basis. All of the outstanding interests of the equity of the Company are validly issued, fully paid and non-assessable. There are, and at the Closing there will be, no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements, or understandings with respect to the voting, sale, transfer, rights of first refusal, rights of first offer, proxy or registration or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any membership interests or other equity securities of the Company, whether directly or upon the exercise or conversion of other securities. There are, and at the Closing there will be, no outstanding Contractual obligations of the Company or the Principal to repurchase, redeem or otherwise acquire any equity of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other Person, other than as set forth on Schedule 4.2.

4.3 Authority Relative to Agreement. Each of the Company and the Principal, as the case may be, has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and has taken all action, corporate or otherwise, necessary in order to execute and deliver the Transaction Documents and all other instruments or agreements to be executed in connection herewith and to consummate the Contemplated Transactions. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and the Principal. This Agreement and the other Transaction Documents constitute the valid and binding obligation of the Company and the Principal, enforceable against such party in accordance with its terms.

4.4 Absence of Conflict. Neither the execution and delivery of the Transaction Documents by the Company or the Principal nor the consummation of the Contemplated Transactions by the Company or the Principal will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any Contract to which the Company or the Principal is a party or by which any of their respective properties or assets is bound, (ii) the Articles of Organization or Operating Agreement of the Company or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to the Company or the Principal or any of their respective properties or assets, or (b) result in the creation or imposition of any Encumbrance upon any Asset or any other property or asset of the Company or the Principal.

4.5 Consents and Approvals. No consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body or (b) any other Person (including, but not limited to, any party to a Contract of the Company, is required in connection with the execution, delivery and performance of the Transaction Documents by the Company or the Principal, other than the approvals set forth on Schedule 4.5 (such approvals collectively referred to as the "Company Approvals").

4.6 Liabilities. Except (a) as incurred by Company in the ordinary course of business after the date hereof, or (b) under Contracts constituting all or part of the Assumed Liabilities, neither the Company nor the Principal has any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) in connection with the Assets, the Contracts or the business of the Company.

4.7 Litigation. There is no action, suit, hearing, inquiry, review, proceeding or investigation by or before any court or Governmental Body pending, or threatened against or involving the Company or the Principal or with respect to the activities of any employee or agent of the Company. Neither the Company nor the Principal has received any notice of any event or occurrence which could result in any such action, suit, hearing, inquiry, review, proceeding or investigation.

4.8 Tax Matters.

(a) The Company and the Principal has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by them, pursuant to the Laws or administrative requirements of each Governmental Body with taxing power over it or its assets. As of the time of filing, all such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, and other matters of the Company and any other information required to be shown thereon. An extension of time within which to file any such Tax Return that has not been filed has not been requested or granted. The Company and the Principal have delivered to the Purchaser true, complete and correct copies of all Tax Returns filed by them for the last three years. Schedule 4.8 lists all state, local and foreign jurisdictions in which the Company has previously filed or currently file Tax Returns, which are all of the state, local or foreign taxing jurisdictions in which the Company has been or is required to file Tax Returns. There is no audit, action, suit, claim, proceeding or any investigation or inquiry, whether formal or informal, public or private, now pending or threatened against or with respect to the Company or the Principal in respect of any Tax. There are no Encumbrances for Taxes upon the assets of the Company.

(b) Except as set forth on Schedule 4.8, with respect to all amounts in respect of Taxes imposed on the Company and the Principal or for which they are or could be reasonably liable, whether to Governmental Bodies (as, for example, under Law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods since their inception through the Closing, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all such amounts required to be paid by the Company or the Principal to Governmental Bodies or others on or before the date hereof have been paid.

(c) Neither the Company nor the Principal has requested, executed or filed with the IRS or any other Governmental Body any agreement or other document extending or having the effect of extending the period for assessment or collection of any Taxes for which the Company or the Principal could be liable and which still is in effect.

(d) There exists no tax assessment, proposed or otherwise, against the Company or the Principal nor any lien for Taxes against any assets or property of the Company or the Principal.

(e) All Taxes that the Company or the Principal are or were required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(f) Neither the Company nor the Principal are a party to, bound by or subject to any obligation under any tax sharing, tax indemnity, tax allocation or similar agreement.

(g) There is no claim, audit, action, suit, proceeding, or investigation with respect to Taxes due or claimed to be due from the Company or the Principal or of any Tax Return filed or required to be filed by the Company or the Principal pending or threatened against or with respect to the Company or the Principal.

(h) Neither the Company nor the Principal has filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or the Principal.

4.9 No Brokers or Finders. The Company has not, nor have any of its Affiliates, officers, directors or employees on their behalf, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions, and no Person has or will have any right, interest or valid claim against or upon the Purchaser or its Affiliates for any such fee or commission.

4.10 Financial Statements.

(a) The financial statements of the Company (i) were prepared in all material respects in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the dates thereof and the results of their operations and cash flows for the periods then ended, (iii) are true and accurate in all material respects and (iv) were prepared in conformity with GAAP, consistently applied.

(b) The Company does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the balance sheet of the Company as of June 4, 2014. The reserves reflected in such balance sheet are adequate, appropriate and reasonable and the reserves reflected in the balance sheet are in accordance with GAAP consistently applied.

4.11 Compliance with Law. The operations of REM have been conducted in all material respects in accordance with all applicable Laws. Neither REM nor the Principal has received any notification of any asserted present or past failure to comply with any such Laws, and REM is in compliance in all respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any such Laws. The Licenses constitute all licenses, permits, orders, certificates, authorizations or other approvals of Governmental Bodies required for the conduct of its business under applicable Laws. The Company is not in violation of any such License. All such Licenses are in full force and effect, and no suspension or cancellation thereof has been threatened.

4.12 Title to Property; Sufficiency; Encumbrances.

(a) The Company leases or owns all the properties and assets used by it in the conduct of its business, including, without limitation, the Assets, and with respect to Contract rights, is a party to and enjoys the right to the benefits of all Contracts used in or relating to the conduct of its business. The Company has good and marketable title to, or, in the case of leased assets, valid and subsisting leasehold interests in, all of its assets and properties (including, without limitation, the Assets), free and clear of all Encumbrances.

(b) Following the consummation of the Contemplated Transactions, the Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in, the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the Contemplated Transactions.

4.13 Intellectual Property Rights. (a) No Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and no such action is threatened. No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted to which the Company is a party or by which any of its assets are bound are valid and binding obligations of the Company and the other parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License.

(c) The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all Encumbrances. The Company has a valid and enforceable right to use all third-party Intellectual Property and confidential information used or held for use in the business of the Company.

(d) The consummation of the Contemplated Transactions will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.

4.14 Contracts.

(a) The Company has no obligations under, and is not a party to any supplier Contract which is not an Assigned Contract nor does the Company need any Contract which is not an Assigned Contract. The Company is not a party to any Assigned Contract as to which the Company has been advised that the Assigned Contract will be terminated or that by its terms is subject to renegotiation.

(b) Except as set forth on Schedule 4.5, no consent of any party to any Assigned Contract is required in connection with the execution, delivery and performance of this Agreement or the Contemplated Transactions.

(c) The Company is not in default under any Assigned Contract, nor has any event occurred, which through the passage of time or the giving of notice, or both, would constitute a default by the Company, would cause the acceleration of any of the Company’s obligations thereunder, would result in the creation of any Encumbrance or restriction on any of the Assets. No third party is in default under any lease or Contract to which the Company is a party, nor has any event occurred that, through the passage of time or the giving of notice, or both, would constitute a default thereunder.

(d) Neither the Company nor the Principal is a party to or bound by any Contract which (i) limits the Company or the Principal from competing in any line of business or with any Person or in any geographic area or during any time period or (ii) grants any Person any preferential right to purchase from the Company or the Principal, any properties or assets of the Company or the Principal or of any capital stock, or securities convertible into, any capital stock of the Company.

4.15 Affiliated Transactions. Except as set forth on Schedule 4.15, no Affiliate or other family member (i) has borrowed or has been advanced funds from or loaned funds to the Company, (ii) is a party to a Contract with the Company or (iii) has engaged in any transaction with the Company.

4.16 Ordinary Course. Since inception, the business has been conducted only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, the Company has not (i) suffered any adverse change in its financial condition, the business or operations or in the Assets; or (ii) sold, transferred, or otherwise disposed of any material portion of its properties or Assets.

4.17 Employee Matters. The Company is not (a) a party to any union, collective bargaining or similar agreement; (b) providing or obligated to provide any profit sharing, deferred compensation, bonus, savings, stock option, stock purchase, pension, consulting, retirement, welfare or other incentive plan or agreement; (c) except as disclosed on Schedule 4.17, providing or obligated to provide “fringe benefits” or any employee perquisites to employees, including, without limitation, vacation, sick leave, medical, hospitalization, insurance and related benefits; or (d) a party to any employment or consulting agreement. Except as disclosed on Schedule 4.17, no present or former employee of the Company has any claim on account of or for bonuses, vacation, time off earned or otherwise. On or before the Closing Date all accrued wages, salary, bonus, commissions, vacation and sick pay and Taxes relating thereto shall be paid by Company to the officers, directors, and employees of Company other than Principal.

4.18 Records. The Records are the true books and records of the business of the Company and truly and accurately reflect the underlying facts and transactions. No other records other than the Records or documents exist which are necessary to operate the business.

4.19 Securities Representations.

(a) Investment Purposes. REM and/or the Principal is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws. No other Person has a direct or indirect beneficial interest in, and neither REM nor the Principal has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Shares or any part thereof that would be in violation of the Securities Act or any state securities or "blue-sky" laws or other applicable Law.

(b) No General Solicitation. REM and/or the Principal is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person previously known to REM and/or the Principal.

(c) No Obligation to Register Shares. REM and/or the Principal understands that the Purchaser is under no obligation to register the Shares under the Securities Act, or to assist REM and/or the Principal in complying with the Securities Act or the securities laws of any state of the United States. REM and/or the Principal understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Shares will bear a legend stating that the Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. REM and/or the Principal, or his professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments in a company such as the Purchaser and the risks inherent with the Shares. By reason of the business and financial experience of such Person or his professional advisor, REM and/or the Principal can protect its own interests in connection with the receipt of the Shares. REM and/or the Principal is able to afford the loss of his entire investment in the Shares.

(e) Exemption from Registration. REM and/or the Principal acknowledge his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of REM and/or the Principal made herein, REM and/or the Principal further represents and warrants to and agrees with the Purchaser as follows:

(1) REM and/or the Principal has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to the Shares;

(2) REM and/or the Principal has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

(3) REM and/or the Principal has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense; and

(4) REM and/or the Principal has received and reviewed the documents filed by the Purchaser with the SEC and has also considered the uncertainties and difficulties frequently encountered by companies such as the Purchaser.

4.20 Accuracy. All representations, warranties and certifications contained in this Agreement, including any schedules delivered herewith, and all the other documents delivered in connection with this Agreement and the Contemplated Transaction delivered directly or indirectly by the Company or the Principal are true, correct and complete in all material respects, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Company and the Principal as follows:

5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has all requisite corporate or other power to own, operate and lease its respective properties and carry on its respective business as the same is now being conducted.

5.2 Authority Relative to Agreement. Purchaser has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and has taken all action, corporate or otherwise, necessary in order to execute and deliver the Transaction Documents and all other instruments or agreements to be executed in connection herewith and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights).

5.3 Absence of Conflict. Neither the execution and delivery of the Transaction Documents by the Purchaser, nor the consummation of the Contemplated Transactions by such party, will (a) violate, conflict with, result in a breach or termination of, constitute a default under or give rise to a right to terminate, amend, cancel or accelerate (or an event which, with notice or lapse of time or both, would constitute the same) (i) any material Contract to which Purchaser is a party or by which any of its respective properties or assets is bound; (ii) the Certificate of Incorporation or Bylaws of Purchaser, as the case may be, or (iii) any Law, order of a Governmental Body or any other restriction of any kind or character applicable to such party or any of its respective properties or assets; or (b) result in the creation or imposition of any Encumbrance upon any properties or assets of such party except where any such violation, conflict, breach, termination, default, amendment, cancellation, acceleration or Encumbrance would not have a material adverse effect on the party or the Contemplated Transactions.

5.4 Consents and Approvals. No consent, waiver, registration, certificate, approval, grant, franchise, concession, permit, license, exception or authorization of, or declaration or filing with, or notice or report to, (a) any Governmental Body and (b) any other Person (including, but not limited to, any party to a Contract of the Purchaser), is required in connection with the execution, delivery and performance of the Transaction Documents by the Purchaser, other than approvals which have already been obtained and except where the failure to obtain any such approval would not have a material adverse effect on the Contemplated Transactions, other than the filing of the Current Report on Form 8-K with respect to the Asset Purchase.

5.5 No Brokers or Finders. Purchaser has not, nor have its Affiliates, officers, directors or employees, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the Contemplated Transactions.

5.6 The Shares. When issued in accordance with the terms of this Agreement, the Shares constituting part of the purchase price of the Assets shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of any Encumbrances other than pursuant to applicable securities Laws.

5.7 SEC Filings. No document or disclosure filed by Purchaser with the SEC and includes any untrue statement or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Each of the documents, at the time it was filed, complied with the Securities Act and the Securities Exchange Act of 1934, as amended.

5.8 Accuracy. All representations, warranties and certifications contained in this Agreement, including any schedules delivered herewith, and all the other documents delivered in connection with this Agreement and the Contemplated Transaction delivered directly or indirectly by the Purchaser is true, correct and complete in all material respects, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

6. COVENANTS PRIOR TO CLOSING.

6.1 Access Prior to the Closing.

(a) Between the date of this Agreement and the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing, the Company and the Principal shall (i) give Purchaser and its authorized representatives and agents full and complete access to all properties, personnel, facilities and offices of the Company and to all the books and records of the Company (and permit such parties to make copies thereof), (ii) permit the Purchaser and its authorized representative and agents to make inspections thereof, and (iii) cause the officers and employees of, and consultants to, the Company to furnish the Purchaser with all financial information and operating data and other information with respect to the business and properties of the Company and to discuss with such parties and its representatives the affairs of the Company; provided, however that the Company shall not warrant the accuracy of such data or information except as expressly set forth in this Agreement.

(b) Each of the Parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by the Court or other judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other Party, all confidential information of the Company or the Purchaser, as the case may be, furnished to the Purchaser by the Company or the Principal or to the Company or the Principal by the Purchaser, as the case may be, or any of their respective representatives in connection with the Contemplated Transactions and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the Contemplated Transactions. If the Asset Purchase does not occur (i) such confidence shall be maintained by the Parties and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such Party, its officers, directors or such other Persons in contravention of this Agreement), and (ii) upon the request of any Party, the other Party shall promptly destroy or return to the requesting Party any materials (written, electronic or otherwise) remaining in its possession, which materials it has received from the requesting Party or its representatives, together with any analyses or other derivatives based upon the materials provided.

6.2 Publicity. Neither the Company nor the Principal shall, and neither of them shall permit any Affiliate to, issue any press release or make any other statement or disclosure with respect to this Agreement or the Contemplated Transactions without the prior written approval of the Purchaser. Nothing contained herein shall prevent any Party at any time from furnishing any required information to any Governmental Body or making any other statement or disclosure with respect to this Agreement and the Contemplated Transactions (after consulting with the other Parties hereto) if required by Law.

6.3 Conduct of Business. Except as expressly consented to in writing by the Purchaser, between the date of this Agreement and until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing, the Company shall conduct its business diligently, in good faith and only in the ordinary course of business consistent with past practice and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with it. Without limiting the generality of the foregoing, the Company and the Principal shall not, directly or indirectly:

(a) amend its Articles of Organization or Operating Agreement;

(b) acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

(c) incur or guarantee any debt or liabilities of any kind or make any loans of any kind;

(d) (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, membership interests, economic interests, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

(e) issue or sell, transfer, pledge or otherwise dispose of, or agree to issue, sell, pledge or otherwise dispose of, any additional membership interests or economic interests of, or any options, warrants or rights of any kind to acquire any debt or equity securities convertible into or exchangeable for such membership interests or economic interests;

(f) redeem, purchase, acquire or offer to purchase or acquire any shares of its membership interests or economic interests;

(g) without the express written consent of the Purchaser, enter into any Contract (written or oral) or transaction (A) not in the ordinary course of business, (B) involving consideration in excess of $10,000.00 or (C) for the sale, acquisition or lease of any assets or business, including without limitation directly or indirectly sell, lease, mortgage or otherwise Encumber any of its properties or assets;

(h) modify the terms of, terminate or fail in any respect to comply with the terms of any Contract;

(i) grant or agree to grant any employee or agent of the Company any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation or other compensation or benefit;

(j) enter into or amend any employment, consulting, severance or similar Contract; or

(k) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

6.4 Exclusivity. Through the earlier of the Closing or the date of termination of this Agreement pursuant to the terms of this Agreement and except as directed by the Court, neither the Company nor the Principal shall, directly or indirectly, through any director, officer, employee, agent, representative or otherwise (and each of said Parties shall use reasonable efforts to insure such Persons shall not directly or indirectly) (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person relating to (x) any business combination with respect to the Company or the business of the Company; or (y) the sale of any of the assets and/or capital stock of the Company (an "Alternative Transaction"), (ii) enter into or participate in any negotiations, or initiate any discussions or continue any discussions initiated by others, regarding any Alternative Transaction, or furnish to any other Person any information with respect to the assets or business of the Company or its business for the purposes of pursuing a possible Alternative Transaction with any other party, or (iii) otherwise participate in, assist, facilitate or encourage any effort or attempt by any other Person to do any of the foregoing except as required by law as fiduciaries. The Company shall promptly notify the Purchaser of any proposal or inquiry made to it or the Principal or any of its directors, officers, employees, agents, representatives, or otherwise with respect to any of the foregoing.

6.5 Amending Schedules and Exhibits. From time to time prior to the Closing, the Company shall promptly provide, supplement and/or amend the exhibits and schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth on the schedules to this Agreement. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; provided, however, that if such misrepresentation or breach is material, the Purchaser shall have a commercially reasonable period of time following receipt of any supplemented or amended schedules to elect (i) to terminate this Agreement without any further liability to the Parties or (ii) in such non-amending party’s sole discretion, to waive such breach and consummate the transactions contemplated by this Agreement.

6.6 Remedies. In addition to any and all other remedies available at law or equity, in the event the Company or the Principal shall breach or threaten to breach any of the provisions of this Article 6, each of the Company and the Principal agrees and acknowledges that damages would be difficult to ascertain, the Purchaser and its Affiliates will suffer immediate, irreparable harm, and the Purchaser and its Affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of the Company and/or the Principal, without the necessity of posting a bond. Nothing contained in this Section 6.6 is intended to limit in any way any of the rights or remedies of any party to this Agreement in respect of any breach or threatened breach of this or any other provision of this Agreement. The Company and the Principal acknowledge and agree that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, said Party shall not use as a defense thereto that there is an adequate remedy at law.

Furthermore, the Purchaser shall be entitled to a right of specific performance upon a breach of this Agreement by the Company and/or the Principal.

7. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Purchaser:

7.1 Representations, Warranties and Agreements.

(a) The representations and warranties of the Company and the Principal set forth in this Agreement shall be true and correct in all respects as of the date of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all respects as of such date;

(b) All schedules and exhibits shall be completed in such detail as is reasonably satisfactory to the Purchaser; and

(b) The Company and the Principal shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it prior to or as of the Closing.

The Purchaser shall have received a certificate to the foregoing effect signed by an authorized executive officer of the Company and from the Principal.

7.2 Current Report on Form 8-K. The Company, with the assistance of the Purchaser, shall have prepared the Current Report on Form 8-K required by applicable Law as a result on the consummation of the transactions contemplated hereby.

7.3 No Injunction. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

7.4 Approvals. Any Company Approvals necessary in connection with the execution, delivery and performance of this Agreement by the Company or for the consummation of the Contemplated Transactions shall have been obtained and delivered to the Purchaser and shall be in full force and effect.

7.5 No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date of this Agreement that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a material adverse effect on the Company’s business.

7.6 Corporate Approval. Prior to the Closing, this Agreement and the Contemplated Transactions shall have been duly approved by all the members and the managers of each Company in accordance with applicable Law.

7.7 Secretary of State Certificate. The Purchaser shall have received a certificate of the Secretary of State of the State of Colorado with respect to the Company as of a recent date, showing the Company to be validly existing in the State of Colorado.

7.8 Secretary’s Certificate of the Company. The Purchaser shall have received a certificate of the Secretary of the Company certifying (i) a true and complete copy of the resolutions duly and validly adopted by the members and managers of the Company, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, (ii) the names and signatures of the members and manager of the Company authorized to sign this Agreement and the other documents to be delivered hereunder and (iii) a true and complete copy of the Articles of Organization and Operating Agreement of the Company.

7.9 Agreements. The Transaction Documents shall have been duly executed and delivered by the Company and the Principal, as the case may be.

7.10 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Company to the Purchaser and all other matters to be accomplished by the Company prior to or at the Closing shall be reasonably satisfactory in the judgment of the Purchaser and its counsel.

8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL. The obligations of the Company and the Principal to effect the Contemplated Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company and/or the Principal:

8.1 Representations, Warranties and Agreements.

(a) The representations and warranties of the Purchaser set forth in this Agreement shall be updated if necessary to remain true and correct in all material respects as of the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, unless made as of another date, in which case they shall be true and correct in all material respects as of such date; and

(b) The Purchaser shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by them prior to or as of the Closing.

The Company shall have received a certificate to the foregoing effect signed by an authorized executive officer of the Purchaser.

8.2 No Injunction. There shall not be in effect or threatened any injunction, order or decree of a Governmental Body of competent jurisdiction that prohibits or delays, or seeks to prohibit or delay, consummation of any material part of the Contemplated Transactions.

8.3 Approvals. All approvals necessary in connection with the execution, delivery and performance of this Agreement by the Purchaser or for the consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect.

8.4 Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by the Purchaser to the Company and all other corporate or organizational matters to be accomplished by the Purchaser prior to or at the Closing shall be satisfactory in the reasonable judgment of the Company and its counsel.

8.5 Corporate Approval. Prior to the Closing, this Agreement, the Contemplated Transactions shall have been duly approved by the Board of Directors of the Purchaser, in accordance with applicable Law.

8.6 Secretary of State Certificate. The Company shall have received a certificate of the Secretary of State of the State of Nevada with respect to the Purchaser as of a recent date, showing the Purchaser to be validly existing and in good standing in the State of Nevada.

8.7 Secretary’s Certificate. The Company shall have received a certificate of the Secretary of the Purchaser certifying (i) a true and complete copy of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing the authorization of the execution and delivery of this Agreement, the consummation of the Contemplated Transactions, and (ii) the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

8.8 Agreements. The Transaction Documents shall have been duly executed and delivered by the Purchaser.

9. AUDITED FINANCIAL STATEMENTS.

9.1 Audited Financial Statements. Promptly after the execution and delivery of this Agreement, the Purchaser shall instruct independent auditors to prepare and audit the financial statements of REM and such other information as may be required in order for the Purchaser to consummate the Contemplated Transactions. All costs and expenses relating thereto shall be incurred by the Purchaser. Purchaser shall provide REM with copies of the audited financial statements within five (3) days after the receipt thereof.

9.2 Receipt of Audited Financials. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser shall not be required to consummate the Contemplated Transactions until and unless (i) the audited financial statements do not disclose a material adverse change from the unaudited financial statements of the Company, (ii) the audited financial statements comply with all applicable rules and regulations of the SEC, and (iii) the Purchaser has received the necessary consent from its independent auditors with respect thereto.

10. INDEMNIFICATION; SURVIVAL.

10.1 Indemnification by the Company and Principal. The Company and the Principal, jointly and severally, shall indemnify and hold harmless the Purchaser and its Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Purchaser Indemnified Parties"), and shall reimburse the Purchaser Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), resulting from or arising out of (a) any material inaccuracy or breach of any of the representations and warranties, of the Company or the Principal in this Agreement or in any certificate or document delivered by the Company or the Principal pursuant to this Agreement, (b) any failure by the Company or the Principal to perform or comply in any material respect with any agreement (except to the extent disclosed to Purchaser prior to the Closing), covenant or obligation in this Agreement or in any certificate or document delivered by the Company or the Principal pursuant to this Agreement to be performed by or complied with by the Company or the Principal, (c) any claims (other than claims related to Assumed Liabilities) made by a third Person against the Purchaser or the Assets based upon a Contractual obligation of the Company or the Principal for services performed prior to the Closing Date, (d) any claims made at any time arising out of, or in connection with, any environmental laws or environmental conditions on or relating to the Assets which are based upon conditions existing prior to the Closing Date, (e) Taxes attributable to the ownership of the Assets prior to the Closing, (f) Taxes attributable to the conduct by the Company of its business or the Company's operation or ownership of its assets, (g) any claims on account of the failure of the Company to comply with applicable bulk sales or bulk transfer Laws, (h) any claim made at any time by any Governmental Body in respect of the business of the Company for all periods prior to the Closing Date, (i) any debt, claim, liability or obligation of the Company or the Principal other than the Assumed Liabilities or (j) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Company or the Principal.

10.2 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, the Principal and their respective Affiliates, officers, directors, stockholders, employees, agents and the successors and assigns of all of them (the "Company Indemnified Parties"), and shall reimburse the Company Indemnified Parties for any Damages resulting from or arising out of (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by the Purchaser to the Company pursuant to this Agreement, or (b) any failure by the Purchaser to perform or comply with, in any material respect, any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by the Purchaser pursuant to this Agreement to be performed by or complied with by the Purchaser, including without limitation Purchaser’s obligations with respect to the Assumed Liabilities.

10.3 Survival. All representations, warranties, covenants and agreements of the Parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for eighteen months from the Closing Date, except the representations and warranties set forth in Section 4.8 which shall survive until the expiration of the applicable statute of limitations.

11. TERMINATION.

11.1 Termination Procedures. This Agreement may be terminated as follows:

(a) by mutual written agreement of all of the Parties at any time;

(b) by the Purchaser, by notice to the Company or the Principal, if either of the Company or the Principal has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Purchaser;

(c) by either the Company or the Principal, by notice to the Purchaser, if the Purchaser has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from either Company or the Principal; or

(d) by any Party by written notice to the other Parties if any condition set forth in this Agreement has not been satisfied in accordance with the terms hereof or if satisfaction of such condition is or becomes impossible, other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations hereunder.

11.2 Effect of Termination. In the event that this Agreement is terminated, this Agreement shall terminate without any liability or further obligation of any Party to another, except for the obligations of the Parties under Sections 6.1(b) and 6.2.

11.3 Expenses. Except as provided herein to the contrary, the Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions.

12. MISCELLANEOUS.

12.1 Entire Agreement. This Agreement contains, and is intended as, a complete and exclusive statement of all of the terms and the arrangements between the Parties with respect to the matters provided for, supersedes any previous agreements and understandings between the Parties with respect to those matters and cannot be changed or terminated orally.

12.2 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles. Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in Denver, CO in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 12.6 below and (iii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

12.4 Further Assurances. In case at any time after the Closing, any further action or the execution and delivery of any additional documents or instruments shall be necessary or desirable to carry out the purposes of this Agreement and render effective the consummation of the Contemplated Transactions, the Parties shall take such actions and execute such additional documents and instruments as may be reasonably requested by any other Party.

12.5 Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

12.6 Notices. All notices, requests, claims, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, by email, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Purchaser, to:

Cannabis Kinetics Corporation
3240 W 71st Ave, Unit 5 Westminster CO 80030
Attn: Eric M. Hagen, President / CEO
Email: Eric@CannabisKinetics.com
with a copy to:

David Lubin & Associates, PLLC
108 S. Franklin Avenue Lynbrook, NY 11580
Fax: (516) 887-8250
Attn: David Lubin, Esq. Email: david@dlubinassociates.com

If to the Principal; to:
REM International, LLC
6681 Catarata Place Castle Rock, CO 80108
Email: Robert.Musa@Comcast.net C: 303-324-7691 Attn: Robert E. Matuszewski, Principal

with a copy to: Law Office of Ryan M. Wood, LLC 8400 E Crescent Pkwy Suite 606 Greenwood Village, CO 80111 T: (720) 491-1788 Fax: (720) 438-7099 Attn: Ryan M. Wood, Esq. Email: ryanwoodlaw@gmail.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by email, to the email address as provided in this Section, be deemed given upon sending such email, (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (v) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt. In order for any such notice to be deemed given as provided above, other than if sent by email, any such notice must also be accompanied by an email to the recipient. In order for any such notice to be deemed given that is sent by email as provided above, any such notice must also be accompanied by sending such notice in the mail.

12.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and heirs and representatives. Except as specifically set forth herein, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a Party. No Party shall assign this Agreement or of any their rights or obligations hereunder without the prior written consent of the other Parties. Notwithstanding anything contained herein to the contrary, the Purchaser can assign this Agreement and all its rights and obligations hereunder to a wholly-owned subsidiary established for such purpose, and in such instance all references herein to the Purchaser (other than relating to the Shares) shall refer to such subsidiary.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9 Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that such amendment or waiver will be signed by all the Parties. The waiver of any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

The remainder of this page is intentionally left blank; Signature Pages to Follow

IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the date and year first above written.

CANNABIS KINETICS CORP.

By:	/s/ Eric M. Hagen
Name:	Eric M. Hagen
Title:	President & Chief Executive Officer

REM INTERNATIONAL, LLC

By:	/s/ Robert E. Matuszewski
Name:	Robert E. Matuszewski
Title:	Principal

Schedules

Schedule 2.1 Excluded Assets

The Purchaser, Company and Principal agree that in the event of a sale, purchase and, or acquisition of the Intellectual Property as defined in Schedule 2.1(i) (“Intellectual Property”) herein, to any entity not currently involved in the Marijuana, Cannabis and, or Hemp industries as of the date of this Agreement, that the Purchaser and Principal will share equally in any monetization derived from the sale, purchase or acquisition of said intellectual property.

Other than as described herein, the Company and its Principal have no excluded assets.

Schedule 2.1(i) Intellectual Property

The Company’s Intellectual Property includes any and all registered domains and Trademarks as filed with the domain registry and, or United States Patent and Trademark Organization as of the date of this Agreement and including but not limited to the following:

Registered Domains Property:
RemBev.com
EastWestAccess.com
HogFuel.com
JimmyDrink.com
JimmieDrink.com
FreakyFastEnergy.com
48Fuel.com
PapasPunch.com
MonarchAmerica.com
GetMfused.com
GetMfuzed.com

Trademarks Property:
Jimmy Drink™ (Pending – Review)
Freaky Fast Energy™ (Registered)
Papa’s Punch™ (Received Notice of Allowance)
Better Ingredients, Better Energy™ (Pending - Review)
48 Fuel™ (pending)
Hog Fuel™ (Pending)
Monarch™ (Pending)
MFuze™ / MFuse™ (Pending)

Schedules
(Continued)

Schedule 2.1(ii) Inventory, Equipment, Other Assets

The Company’s assets of the date of this Agreement include, but are not limited to the following:

-	652 Cases of energy drink beverage product (15,648 16oz cans) The inventory of which is currently in the possession of an Officer of the Purchaser.

-	Other assets include any and all websites, logo’s and graphics, as owned by the Company as of the date of this Agreement.

Schedule 2.1(iii) Cash and Cash Equivalents

The Company possesses no cash or cash equivalents greater than $1,000.00 derived through its banking at US Bank, Castle Pines, CO Branch via Checking, Savings or Money Market accounts as of the date of this Agreement. The company possesses no other cash or cash equivalents.

Schedule 2.1(iv) Licenses

The Company possesses no licenses as of the date of this Agreement.

Schedule 2.1(vi) Assigned Contracts

The Company possesses no assigned contracts as of the date of this Agreement.

Schedule 2.2 Assumed Liabilities

The Company has agreed to pay the liabilities of the Company within 30 days of receipt of the Cash the Shares as identified herein. The known liabilities of the Company included the following:

a.	Inventory, Payable	$11,595.35
b.	Inventory Loan, Payable	$6,500.00 (Steven Brandt, Officer of Purchaser)
c.	General Counsel, Payable	$6,000.00
d.	Loan(s), Payable	$8,000.00

It is understood by the Purchaser and Purchaser’s agent(s) that any additional assumed liabilities in the form of approved expenses incurred prior to the closing date and, or loans assumed by Principal beyond the date of June 20, 2014 will be added to the Purchaser’s Cash amount of this Agreement.

Schedules
(Continued)

Schedule 4.2 Subsidiaries, Other Equity Interests

The Company possesses no subsidiaries and, or other equity interests as of the date of this Agreement.

Schedule 4.5 Company Approvals

The Company possesses no company approvals as of the date of this Agreement.

Schedule 4.8 Tax

The Company is current in accordance with applicable Federal and State tax laws.

Schedule 4.11 Compliance with Law

The Company is current and compliant with applicable State and Federal laws.

Schedule 4.14 Contracts

The Company possesses no contracts active or pending as of the date of this Agreement.

Schedule 4.13 Intellectual Property Rights

The Company possesses no intellectual property rights other than those as described within Schedule 2.1(i) herein.

Schedule 4.15 Affiliate Transactions

The Company possesses no affiliate transactions as of the date of this Agreement.

Schedule 4.17 Employee Matters

The Company has no employees and no employee matters as of the date of this Agreement.

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